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                                                                     EXHIBIT 4.7

                          AMENDMENT TO RIGHTS AGREEMENT


        This Amendment to Rights Agreement, dated as of March 18, 1998 (the "Amendment"), is by and among TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI" or the "Company"), TCI MUSIC, INC., a Delaware corporation ("MusicCo"), and THE BANK OF NEW YORK, a New York banking corporation, as Rights Agent for the Company's rights issued pursuant to the Rights Agreement dated as of July 11, 1997 (the "Rights Agreement").

                                    RECITALS

        Section 8.03 of the Rights Agreement provides that the Company and the Rights Agent may from time-to-time supplement or amend the Rights Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained therein that may be defective or inconsistent with any other provision therein or to make any other provisions in regard or manner or questions arising thereunder that the Company and the Rights Agent may deem necessary or desirable and that shall not be inconsistent with the provisions of the Rights and shall not adversely affect the interest of the Holders. Accordingly, the parties wish to amend the initial Rights Agreement as provided herein.

                                    AGREEMENT

        In consideration of the foregoing, and of the provisions of the Rights Agreement permitting amendments of the kind contemplated hereby, the parties agree as follows:

        1. Definitions. As used in this Amendment, the terms with initial capital letters will have the meanings assigned to them in the Rights Agreement.

        2. Definition of Fair Market Value. There shall be added as the last sentence of the definition of Fair Market Value the following:

        Notwithstanding the foregoing, the Fair Market Value of one share of stock of an Applicable Entity (including, in the case of MusicCo Series A Common Stock, one share of MusicCo Series A Common Stock and each Right, if any, relating thereto) means, as of any date, (i) the closing sale price of such stock as quoted on the principal securities exchange (including, if applicable, the NASDAQ National Market) on which such stock is traded or (ii) if such stock is not traded on any securities exchange, the average of the low bid price and high bid price of such stock, as reported by NASDAQ or, if no such price is reported by NASDAQ, as reported by any reputable successor entity, or, if there is no such successor entity, by such New York Stock Exchange member firm as may be selected by MusicCo.


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        3.      Current Market Price of a TCI Series A Share. The first sentence of the last paragraph of Section 4.05 of the Rights Agreement shall be deleted in its entirety and the following substituted therefor:

        As used herein, the "Current Market Price" of a TCI Series A Share shall be the average of the daily closing prices for a share of TCI Series A Common Stock for 30 consecutive trading days commencing 45 trading days before the date that the Notice to Rights Holders described in Section
        4.07 is first published as provided in Section 4.07.

        4. Certification by the Company. The Company has delivered to the Rights Agent a certificate from an officer of the Company which states that this Amendment is in compliance of the terms of Section 8.03 of the Rights Agreement, and the Rights Agent is relying on such certificate in executing this Amendment.

        5. No Other Amendment. Except as amended hereby, the Rights Agreement will continue in full force and effect without any amendment or modification thereof.

        6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                                     TELE-COMMUNICATIONS, INC.

                                     By:   /s/ STEPHEN M. BRETT
                                        ----------------------------------------
                                     Name:  Stephen M. Brett
                                          --------------------------------------
                                     Title: Executive Vice President
                                           -------------------------------------


                                     TCI MUSIC, INC.

                                     By:   /s/ STEPHEN M. BRETT
                                        ----------------------------------------
                                     Name: Stephen M. Brett
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------


                                     THE BANK OF NEW YORK, as Rights Agent

                                     By:   /s/ JOSEPH VARCA
                                        ----------------------------------------
                                     Name: Joseph Varca
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------